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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549


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                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):           December 30, 1994



                      WESTERN INVESTMENT REAL ESTATE TRUST
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             (Exact name of registrant as specified in its charter)

CALIFORNIA                               0-2809                 94-6100058
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(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)


3450 CALIFORNIA STREET, SAN FRANCISCO, CA                        94118
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(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number
including area code:                                        (415) 929-0211
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ITEM 5.   OTHER EVENTS

On December 30, 1994, Western Investment Real Estate Trust ("the Trust") concluded the sale of its industrial property in Oakland, California, which was previously leased to Safeway Stores. The sale was structured to provide for a total sales price of $1,225,000, of which $567,000 was paid in cash. The balance represents the buyers' assumption of Western's accrued liability for environmental remediation expenses of $658,000. Under the terms of the sale agreement, the Trust is responsible for clean up costs that exceed the sum of
$658,000 plus any amounts recovered by buyer from third parties.   After sales
commission, legal and other fees, the Trust recorded a loss on disposition of $93,000.

The buyers of the Oakland property are experienced in environmental cleanup and the rehabilitation of similar properties. They have indicated that they intend to develop the property for commercial use. On the basis of the current facts and circumstances, the Trust has not recorded provision for any future
environmental liability resulting from this property.    The Trust will continue
to monitor the environmental remediation activity and status of this property.

The Trust intends to use the cash proceeds from this sale towards the purchase of a Nob Hill Food Store in Newman, California. The company is currently negotiating the terms of the transaction and anticipates purchasing the Newman property during the first quarter of 1995, upon completion of the store's construction.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                WESTERN INVESTMENT REAL ESTATE TRUST




                                   By:            /s/Dennis D. Ryan
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                                                  Dennis D. Ryan
                                                  Chief Financial Officer
Date:  JANUARY 19, 1995


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